Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Calix, Inc.:

We consent to the incorporation by reference in the registration statements (333-166245, 333-172379, 333-185025, 333-194054, 333-202496, 333-209732, 333-216323, 333-218066, 333-223637, 333-226682, 333-230023, 333-234355, and 333-240106) on Form S-8 and (333-240105) on Form S-3 of Calix, Inc. of our report dated February 22, 2021, with respect to the consolidated balance sheets of Calix, Inc. as of December 31, 2020 and 2019, and the related consolidated statements of comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes, and the effectiveness of internal control over financial reporting as of December 31, 2020, which report appears in the Form 10-K of Calix, Inc.

Our report on the consolidated financial statements refers to the adoption of Financial Accounting Standards Board’s Accounting Standards Codification Topic 842, Leases, as of January 1, 2019.

/s/ KPMG LLP
San Francisco, California
February 22, 2021